UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2004

INFOTECH USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22693	11-2889809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Kingsbridge Road, Fairfield, New Jersey 07004
(Address of Principal Executive Office)

Registrant's telephone number, including area code:  (973) 227-8772

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 3, 2004, Applied Digital Solutions, Inc. (“Applied Digital”), a Missouri corporation and majority stockholder of InfoTech USA, Inc., a Delaware corporation (“InfoTech”), reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 that InfoTech may not be in compliance with certain financial covenants contained in the credit agreement between InfoTech and Wells Fargo Business Credit, Inc. (“Wells Fargo”). InfoTech’s independent registered public accounting firm is currently conducting an audit of InfoTech’s financial statements for the fiscal year ended September 30, 2004 and, as a result, InfoTech has not completed its assessment of InfoTech’s compliance with such financial covenants. Additionally, Wells Fargo has not provided InfoTech with notification of any noncompliance.

If, at the conclusion of the audit of its financial statements for the fiscal year ended September 30, 2004, InfoTech determines that it is not in compliance with the financial covenants, InfoTech will seek to obtain a waiver of such noncompliance from Wells Fargo. There can be no assurance, however, that InfoTech will be successful in obtaining such a waiver, if requested. InfoTech’s inability to obtain a waiver from Wells Fargo in the event of any such noncompliance may materially and adversely impact its financial condition, results of operations and cash flows.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOTECH USA, INC.

Date: November 4, 2004	By:	/s/ J. ROBERT PATTERSON
J. Robert Patterson Vice President, Chief Financial Officer, Treasurer and Director